CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 811-21994 of First Trust/Gallatin Specialty Finance and Financial Opportunities Fund on Form N-2 of our report dated April 25, 2007, appearing in the Statement of Additional Information, which is incorporated by reference as part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, IL

May 25, 2007